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                                 EXHIBIT 11.1

                    ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

                    COMPUTATION OF INCOME PER COMMON SHARE

                                               THREE-MONTH PERIODS ENDED
                                            -------------------------------
                                            MAY 31, 1996       MAY 31, 1995
                                            ------------       ------------
PRIMARY INCOME PER SHARE

   Net income allocable to common and
    common equivalent shares                  $  163,837        $  267,671
                                              ----------        ----------
                                              ----------        ----------
   Weighted average number of common
    shares outstanding                         2,905,149         2,641,817
   Net effect of dilutive stock options
    based on the Treasury Stock Method
    using average market price                    41,763            97,431
                                              ----------        ----------
   Weighted average number of common and
    common equivalent shares outstanding       2,946,912         2,739,248
                                              ----------        ----------
                                              ----------        ----------
PRIMARY INCOME PER COMMON AND COMMON
 EQUIVALENT SHARE                             $      .06        $      .10
                                              ----------        ----------
                                              ----------        ----------
FULLY DILUTED INCOME PER SHARE
   Net income allocable to common and
    equivalent shares                         $  163,837        $  267,671
                                              ----------        ----------
                                              ----------        ----------
   Weighted average number of common
    shares outstanding                         2,905,149         2,641,817
   Net effect of dilutive stock options
    based on the Treasury Stock Method
    using the greater of the average or
    ending market price                           45,405           106,407
                                              ----------        ----------

   Weighted average number of common
    and common equivalent shares
    outstanding                                2,950,554         2,748,224
                                              ----------        ----------
                                              ----------        ----------

 INCOME PER COMMON AND COMMON EQUIVALENT
  SHARES ASSUMING FULL DILUTION               $      .06        $      .10
                                              ----------        ----------
                                              ----------        ----------





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